Exhibit 99.1

Pacific Premier Bancorp, Inc. CEO Steve Gardner to Discuss M&A Best Practices
at SNL Financial’s 5th Annual Bank M&A Symposium

Irvine, Calif., October 1, 2013 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), announced today that Steve Gardner, President and Chief Executive Officer, has been invited to serve as a guest speaker at SNL Financial’s 5th Annual Bank M&A Symposium on October 2, 2013 in New York City.  Mr. Gardner will serve as a panelist in a session entitled “Practitioners’ Perspectives on Deal Execution,” which will discuss best practices in deal design, execution and integration, among other topics.

Additional information on the symposium can be found on the SNL Knowledge Center website at http://center.snl.com/.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank. The Bank provides business and consumer banking products to customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach and one office in Dallas, Texas.
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Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000